Third Quarter 2020 Earnings Conference Call October 29, 2020 NYSE: CUBI

Forward-Looking Statements In addition to historical information, this presentation may contain ”forward-looking statements” within the meaning of the ”safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the adverse impact on the U.S. economy, including the markets in which we operate, of the coronavirus outbreak, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that effect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; the effects of changes in accounting standards or policies, including Accounting Standards Update (ASU) 2016-13, Financial Instruments—Credit Losses (CECL); and, our ability to divest BankMobile on terms and conditions acceptable to us, in the timeframe we currently intend, and the possible effects on our business and results of operations of a divestiture of BankMobile or if we are unable to divest BankMobile for an extended period of time. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2019, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law. This does not constitute an offer to sell, or a solicitation of an offer to buy, any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. 2

Q3 2020 Investor Presentation I. Overview A. Franchise B. Key Features II. Financial Highlights A. Capital Trends B. Credit Quality C. Deposit Mix Shift III. Outlook A. Strategic Priorities B. Guidance IV. Appendix 3

I. Overview

Customers Bancorp: Franchise Overview

Customers Bancorp, Inc.

$13.8B(1)	$11.6B(1)	$10.8B	1.43%(1)
Core Assets	Loans & Leases	Total Deposits	Adjusted PTPP ROAA, 3Q20


HQ
LPBO (Private Banking Offices)
Branches
Warehouse Lending
Commercial Finance

NYSE: CUBI

Headquarters: West Reading, PA

Management Team Since: 2009

Financial Offices: 22

FTE Employees: 881

Mkt. Cap: $353 million (CUBI) vs. ~$1.5 billion for average $14 billion asset banks.

Bank Total Capital Ratio: 11.6%(2)

Lines of Business

Business Banking
- Industry Solutions
- Cash Management
- Business Checking
- Small Bus. Lending
- SBA Lending
- Comm'l & Industrial
- Comm'l Real Estate
- Multi-Family Lending
- Warehouse Lending

Personal Banking
- Checking
- Savings & Money Market
- Loans
- CDs
- Mortgages

BankMobile Technologies Inc.

Source: S&P Global Market Intelligence and Company Documents
Note: Data as of 9/30/2020, unless otherwise noted
(1) Non-GAAP Measure, refer to Appendix for reconciliation
(2) The Bank's Total Capital Ratio is estimated pending final Call Report and FRY 9C Report

5

Customers Bancorp: Key Features Customers is a high performing relationship-driven commercial bank primarily servicing the Mid- Atlantic and New England regions. From Startup to ~$14 Billion in Core Assets(1) in ~10 Years • The Bank was effectively launched in 2009 by the current management team to clean up a $250 million-in-assets failing bank • Growth was paused for two years to build capital, take advantage of the Durbin exemption and position the company to divest BankMobile Technologies Inc. Highly Experienced Management Team • The team averages 30+ years in banking and financial services and has significant financial technology expertise Outstanding Credit and Risk Culture with Strong Core Deposit Growth • Asset quality has performed consistently better than the market and is expected to continue to do so during the current economic downturn for the following reasons: • Focus on low-risk niches • Comprehensive underwriting standards and processes and a conservative credit culture • Core deposit growth has been strong. Noninterest bearing DDAs are 21% and non-time deposits are 91% of total deposits. Strategically Focused with Stated Long-Term Goals • The Bank’s strategy is built on a single point of contact model, principally “Private Banking for Privately held Businesses,” a differentiating approach • We will continue to develop an in-house digital bank and deepen our relationships with Marketplace Lenders • We seek to continuously improve the quality of the balance sheet and franchise • Capital allocation is a key component of our asset and earnings generation decision-making process • We are well positioned to execute on our goals, seeking to earn $3.00 in core EPS in 2020 and 2021 and ~$6.00 in core EPS by year-end 2026 (1) Non-GAAP Measure, refer to Appendix for reconciliation 6

II. Financial Highlights

Third Quarter 2020 Highlights

Customers Bancorp, Inc.

Earnings

- Diluted EPS of $1.48 in 3Q20 versus $0.74 in 3Q19
- Core EPS(2) of $1.20 in 3Q20 versus $0.74 in 3Q19
- Expect to earn $100 million in pre-tax origination fees from PPP loans with the majority recognized in 1H 2021
- ROAA of 1.12%, ROCE of 23.05%, and PTPP ROAA of 1.43%(2)

Asset Quality

- At 9/30/20: the NPAs-to-assets ratio was 0.34% and coverage ratio excluding PPP was 2.02%(2)
- Provision for credit losses for loans and leases expense decreased to $13M in 3Q20 from $21M in the prior quarter
- Commercial criticized loans were only 2.56% of total loans and leases, excluding PPP balances, at quarter-end(2)
- Total deferrals were 2.6% of total loans and leases, excluding PPP balances, at 9/30/20(2)

Loan Portfolio

- Total loans and leases, excluding PPP balances(2), increased $1.4B or 13% YOY
- C&I loans grew 23% or $408M YOY
- The multifamily loan balance is down $847M YOY

Deposits

- Demand deposits up 71% YOY
- Total cost of deposits down 115 bps YOY to 0.67%

Bank Capital Ratios(1) at 9/30/20

- Capital levels are expected to grow meaningfully through retained earnings over the next two-to-three quarters
- CET 1: 10.1%
- Tier 1 Risk Based Capital: 10.1%
- Total Risk Based Capital: 11.6%
- Tier 1 Leverage: 9.1%

Tangible Book Value at 9/30/20

- Tangible Book Value(2)
  - $25.97/Share
- Tangible Equity over $1.0 billion(2)
  - $834 million Common Equity
  - $217 million Preferred Equity

Trading Multiple

- Price-to-Tangible Book Value Ratio of 43% at 9/30/20(2)

(1). The Bank's Total Capital Ratio is estimated pending final Call Report and FRY 9C Report
(2). Non-GAAP Measure, refer to Appendix for reconciliation

8

Capital Trends Highlights: • Our participation in the Paycheck Protection Program Customers Bancorp: Actual & Projected will have a “sling shot” effect Capital Metrics on tangible common equity. • Tangible Common Equity (TCE) to Total Assets (TA) Ratios are currently deflated due primarily to a temporarily larger balance sheet tied to PPP loans and elevated mortgage warehouse balances. • We project the recognition of PPP fees and interest income to drive the company’s (2) TCE/TA Ratio(2) and Total Capital Ratio to ~8.0% and (1) ~14.0%, respectively, by year- end 2021. (1) Refers to tangible common equity-to-tangible assets excluding PPP loans. This is a non- GAAP measure; please refer to the Appendix for reconciliation. • TCE/TA, excluding PPP (2) 3Q20 Total Capital Ratio estimated pending Final Call Report loans(1), is expected to be Note: The “Actual & Projected Capital Metrics” chart includes our estimates of future performance. Please refer to the Forward-Looking Statements slide for more information. about 7.0% by 12/31/20 9

Credit Quality and Reserves Remain Above Average Highlights: Recent Credit Quality Metrics • Credit quality remains strong as evidenced by NPAs/TA declining to 0.34% at 9/30/20 from 0.48% three months earlier. CECL Day 1 Adoption Impact: $79.8M • NPAs include $18.4M tied to one CRE loan located in MA, representing 29% of NPAs and is expected to be sold by Q4 2020 or Q1 2021. • Bolstered by the adoption of CECL on January 1, 2020, the coverage ratio, excluding PPP loans(1), was 2.02% at 9/30/20, well above peers. • Due to the Bank’s history of focusing on lower credit risk Note: The coverage of credit losses reserves for loans and leases held for investment, excludes businesses, we expect near-term PPP loans, mortgage warehouse loans, and loans held for sale. credit losses to remain stable. (1). Non-GAAP Measure, refer to Appendix for reconciliation 10

Allowance for Credit Losses for Loans and Leases by Segment CECL Method September 30, 2020 Allowance Amortized for Credit Lifetime Loss ($ in thousands) Cost Losses1 Rate Loans and leases receivable: Commercial Multi-family 1,950,300 15,026 0.77% Commercial and industrial 2,220,715 12,926 0.58% Commercial real estate owner occupied 557,595 9,552 1.71% Commercial real estate non-owner occupied 1,215,516 20,200 1.66% Construction 122,963 6,423 5.22% Total commercial loans and leases receivable 6,067,089 64,127 1.06% Consumer Residential real estate 335,452 4,649 1.39% Manufactured housing 64,638 5,625 8.70% Installment 1,233,713 81,160 6.58% Total consumer loans receivable 1,633,803 91,434 5.60% Loans and leases receivable 7,700,892 155,561 2.02% Loans receivable, PPP 4,964,105 - 0.00% (1). We utilized Moody’s September 2020 Baseline forecast. 11

Criticized Loans (Special Mention, Substandard, Doubtful & Loss) Criticized loans, often considered a harbinger of potential credit stress, are Commercial Criticized Loans Trend relatively flat compared to the level at year-end 2019. Commercial criticized loans- to-total loans and leases(2) were only 2.56% at 9/30/20, excluding PPP loans. These ratios are expected to increase modestly in 2021. (1). Excludes PPP loans (2). Non-GAAP Measure, refer to Appendix for reconciliation 12

Loan & Lease Deferments (expected to decrease further in 4Q20 and 1Q21) Customers Bancorp: Total Loan & Lease Deferments 7/24/20 9/30/20(1) % of % of Dollars in millions Deferments Portfolio Deferments Portfolio C&I and Investment CRE: C&I $45.9 2.1% $18.6 0.8% SBA $13.4 13.4% $6.0 4.8% Investment CRE & Multi Family $251.2 9.0% $101.0 3.7% Hotels $301.5 72.9% $126.4 31.3% Equipment Finance: Motor Coach $18.1 48.5% $25.0 67.8% Transportation $29.8 29.0% $0.0 0.0% Franchise $1.8 5.1% $0.0 0.0% Equipment Finance - Other $29.2 9.3% $0.0 0.0% Mortgage Warehouse: Mortgage Warehouse $0.0 0.0% $0.0 0.0% Consumer: Consumer Installment $22.6 1.8% $15.1 1.2% Home Mortgage $34.9 10.9% $9.0 2.6% Manufactured Housing $2.1 3.1% $0.9 1.4% Total Deferred2 $750.5 7.3% $302.0 2.6% (1). Includes existing payment deferments of $103.5 million and pending payment deferment requests of $198.5 million as of 9/30/2020. (2). "% of Portfolio" data in this row excludes PPP loans. Principal Only Deferrals: C&I - $6.7 million, Investment CRE & Multi-Family - $94.5 million and Hotels - $67.1 million 13

COVID-19 At-Risk Industries Remaining Portfolio COVID-19 At-Risk Industries as identified by Customers Entertainment totaled only 5.8% of loans at -only Total Loans1 9/30/20, excluding PPP at 9/30/20: (1) Dining $11.6B loans . CRE Retail Sales COVID-19 At-Risk Industries (9/30/20) Colleges and Loan % of Loan Universities Balance Total Deferrals Industry (M) Loans (M) Hospitality $404 3.5% $126 Energy/Utilities Hospitality Energy/Utilities $86 0.7% $0 Colleges and Universities $64 0.5% $0 Retail Sales $71 0.6% $0 Dining $29 0.3% $0 Entertainment-only $26 0.2% $0 Remaining Portfolio $10,961 94.2% $176 Total Loans(1) $11,641 100.0% $302 (1) Total Loans excluding PPP loans, Non-GAAP Measure, refer to Appendix for reconciliation 14

Hospitality Loans Portfolio as of 9/30/20 • Total portfolio of approximately $404.0M, which represents approximately 3.5% of the Bank’s total loans excluding PPP balances Portfolio Composition • Nearly 19.0% ($82.0M) is currently operating under government contracts for transitional housing • Approximately 6.0% ($24.0M) is comprised of SBA Guaranteed Loans • Nearly 18.0% ($76.0M) represents high-end destination hotels (Cape May/Avalon, NJ and Long Island, NY) that operated near capacity this summer and possess ample cash or access to liquidity to sustain operations • Approximately 43.0% ($182.0M) possessed one of these risk mitigating characteristics Portfolio Support • Approximately 74.0% ($318.0M) is currently supported by some form of additional support or guarantees • Nearly 81.0% ($349.0M) represents “flagged” facilities, with the majority of the non-flagged being the Cape May/Avalon NJ and Long Island, NY high-end destination hotels Positive Portfolio Trends • Deferments have decreased from $301.5M or 72.9% of the total hospitality portfolio at 7/24/20 to $126.4M or 31.3% of the total hospitality portfolio at 9/30/20 • Average occupancy trends have been very positive • No hospitality loans transitioned into non-performing status in 3Q20 • We do not expect any loans to migrate to non-performing status over the next few quarters 15

Healthcare Loans Portfolio as of 9/30/20 • Total portfolio of approximately $310M excluding PPP loans • Total number of clients: 29 • Average loan size: $13M Portfolio Composition • Portfolio consists of Senior Living credit facilities with the majority (97%) in the Skilled Nursing sector • Total number of beds: 5,500 • Geographic diversity • 34% New York, New Jersey, and Pennsylvania • 17% New England • 30% Midwest • 17% Southeast Portfolio Support • Approximately 95.0% ($360.0M) is currently supported by recourse, including personal guarantees • 100% of the portfolio is collateralized by real estate • The majority of revenue is derived from government receivables with excellent collectability Positive Portfolio Trends • No deferrals requested as of 9/30/20; no delinquencies expected over the next few quarters • No loans transitioned into non-performing status 16

Multifamily, Investment CRE & Construction Loans Multifamily Portfolio: 9/30/20 • Weighted average LTV is 60% • Average principal balance per loan is $6.9M • Well-seasoned portfolio with a weighted average of 3.5 years since origination • Conservative underwriting with minimum Debt Service Coverage Ratio of 1.25x based on in place cash flow • 58% of Multifamily is in New York City • 70% of the NYC portfolio is rent regulated • Deferment balances were only $72M at 9/30/20 Investment CRE Portfolio: 9/30/20 • Weighted average LTV is 59% • Average principal balance per loan is $2.2M • Well-seasoned portfolio with a weighted average of 3.4 years since origination • Conservative underwriting with minimum Debt Service Coverage Ratio of 1.95x based on in place cash flow • 22% of Investment CRE is in the New York Metro Area; 23% is in the Philadelphia Metro Area • Deferment balances were only $30M at 9/30/20 Construction Portfolio: 9/30/20 • Minimal exposure (< 1% of total loans) 17

Banking the Mortgage Companies Overview • Loans to mortgage companies (mortgage warehouse) totaled $3.9 billion at 9/30/20, up $1.4 billion or 55% year-over year. • The majority of this growth was achieved in 3Q20, driven by greater refinance activity due to sharply lower interest rates, an increase in home purchase volumes, and market share gains from other banks. Very Low Credit Risk Profile with Strong Deposits and Fee Income • The business assumes unusually low credit risk due to the following factors: • Loans are originated and sold in generally less than 30 days; 90-95% of loans are Fannie, Freddie or Ginnie eligible • We generally advance 98-99% of the underlying note amount but the loans typically have a market value of 102-105% of the note amount • This line of business had total deposits of $1.2B at 9/30/20 and fee income of $3.3M in 3Q20 Capital Implications • The recent surge in demand has served to improve our net income and temporarily deflate our capital metrics. For example, the year-over-year growth cited has reduced our TCE-to-TA ratio excluding PPP(1) loans by 0.77%. • Going forward, we anticipate mortgage warehouse balances to step-down meaningfully due to a combination of seasonal run-off, waning refinance activity, and the introduction of an “adverse market fee” of 50 bps to be imposed by Fannie and Freddie as of 12/1/2020 (1) Refers to tangible common equity-to-tangible assets excluding PPP loans. This is a non-GAAP measure; please refer to the Appendix for reconciliation. 18

Consumer Installment Loans FICO Score (1) Debt to Income Ratio Borrower Income 4.6% 741 Avg FICO Portfolio average DTI $101K Avg Income is 20.8% 15.4% 14.9% 18.1% 21.9% 37.2% 1.2% 35.5% 4.5% 24.7% 11.8% 47.3% 41.8% 21.1% 0-9.99% 10 – 19.99% 20 – 29.99% <$49,999 $50K -$99,999 >$100K n/a 750+ 700-749 660-699 30 – 39.99% 40 – 49.99% > 50% Unknown Geography Profession Purpose Insignificant exposure 0.0% 5.8% Well Diversified to stressed 3.4% professions 2.6% 17.4% 2.7% 24.0% 11.0% 15.0% 14.6% 23.9% 91.3% 68.5% 16.6% 3.0% Non COVID-19 Impacted Segments Non-Professional Northwest North Central Midwest Central Personal Loan Solar & Home Improvement Retail & Restaurants Northeast Southeast Other Specialty Student Refinancing (1) FICO score at time of origination Transportation, Travel and Entertainment Data as of September 30, 2020 19

Consumer Installment Loans Performance Remains Strong Impairment Breakdown Impairment Breakdown 16.0% 14.0% 12.0% 10.0% 8.0% 6.0% 4.0% 2.0% 0.0% 8/31/2019 10/31/2019 12/31/2019 2/29/2020 4/30/2020 6/30/2020 8/31/2020 CB-Direct CB-MPLs Industry Continued Outperformance • At industry peak for consumer forbearance, CB overall remained less than half the industry average • Further, CB Direct was approximately 70% below industry average • Year to date actual charge-offs totaled nearly $22.0 million versus projected year to date charge-offs of approximately $35.0 million, and well below the 6.58% CECL reserve Note: Customers Bancorp’s impairment percentages are considered 1 day+ delinquent or in forbearance. Industry chart is from DV01 Insights COVID-19 Performance Report Vol 13 dated September 30, 2020. 20

Deposit Mix Shift 9/30/19 9/30/20 9.0% 21.5% 10.8% 21.3% 37.4% Noninterest Bearing DDAs Interest Bearing DDAs Money Market Accounts Savings Accounts Certificates of Deposit Significant Funding Mix Improvement Achieved Due to PPP Participation and Core Trends • The non-time deposits-to-total deposits ratio climbed to 91.2% at 9/30/20 from 72.9% at 9/30/19 • Cost of deposits dropped to 0.67% in 3Q20 from 1.82% in the year-ago quarter and are expected to drop further 21

III. Outlook

Continuing to Execute on Community Bank & Niche Business Strategies C&I Lending • Continue to focus on building franchise value by expanding our community banking strategy, lending to small-to-mid sized businesses and deposit gathering • Loans expected to grow about 7% to 10% over the next year • Our commercial finance business is expected to grow 10% to 15% in 2021 Niche Businesses • Certain specialty lending and healthcare businesses offer significant growth opportunities in very low credit risk niches • We expect all niche business to grow 10%+ in 2021 SBA Lending • Seek to grow this low risk line of business by about 40%-50% in 2021 Market Expansion and Other Strategies • Continuing to be very selective in CRE markets • Manage to about $1.5 billion exposure in multi family • Manage loans to mortgage companies in the $2.0 to $2.5 billion average range in 2021 • Evaluate contiguous and select regional markets for community banking expansion 23

Fintech Related Priorities Fintech Strategy • Continue to develop an in-house digital bank augmented by a fintech partner ecosystem by leveraging existing technology capabilities • Customers’ technology application partnerships are what enabled our success in the SBA’s Paycheck Protection Program • Continue to develop deep relationships with Marketplace Lenders (“MPLs”) with full stack offerings for lending and deposit partnerships Digital Lending • Direct Digital Consumer Lending platform performance best of breed among banks and fintechs • Loan origination and retention program with MPLs • Expansion into new digital lending verticals Digital Deposit Gathering and Banking-as-a-Service (“BaaS”) • CB Digital Bank • BM Digital Deposits • BaaS deposit partnerships with fintechs Select Partners 24

Financial Guidance 1. Non-GAAP Measure, refer to Appendix for reconciliation The Company is well positioned to execute on its 2020, 2021 and 2026 objectives • Loan growth, excluding PPP and mortgage warehouse balances, is expected to average in the mid-to-high single digits over the next several quarters • Assets are projected to total $12.0-13.0 billion at year-end 2020 excluding PPP loans and subject to refinance activity impacting loans to mortgage companies • The Total Capital Ratio is expected to exceed 12.0% by year-end 2020 and be ~14.0% by year-end 2021 • Preferred equity will not be called in 2020 or 2021 • We project the NIM in the 2.90%-3.00% range for the full year 2020 excluding PPP loans • Operating expenses are expected to be flat to up moderately over the next few quarters excluding the impact of the BankMobile divestiture. We will maintain discipline in controlling operating expenses while continuing to invest for the future, improving positive operating leverage. • The effective tax rate is forecast to be 20%-21% for 2020 • PPP revenues are on target and the program is expected to add ~$100 million in pre-tax origination fees • A run-rate of $3.00+ in core EPS for 2020 and 2021 and $6.00 in core EPS for 2026 remains a goal 2020 NIM expansion and profitability targets will be achieved by executing on: • Maintaining or improving asset quality, even in stressed periods, reducing future ALLL expenses Assets: Measured growth while focusing on maintaining / increasing yield on assets • Disciplined pricing on new originations of high credit quality loans • Floors built into loan agreements to protect spreads above floating rate indices Deposits: Continue to grow core deposits and experience repricing in 2020 • Repricing down of digital Ascent deposits • $466 million of CD’s mature in the 4Q20 and are expected to be reprice down significantly • Goal remains to bring cost of deposits down to less than 50 bps in the near future 25

2026 Core EPS Target Path to Core EPS of $6.00 by 2026 Position at year-end 2020 • $12.0-13.0 billion in assets • 31.7 million diluted shares outstanding Growth Assumptions • Asset growth of 7.0%-10.0% per year on average in the 2021-2026 period • Diluted shares outstanding growth of 1.0% per annum Where we expect to end up at year-end 2026 • $18-$20 billion in assets with about $1.7 billion in common equity • ~33.7 million diluted shares outstanding • At a Return on Assets of 1.00%-1.10%: • ~$200 million in net income • ~$6.00 in Core EPS annualized Note: The “Path to Core EPS of $6.00 by 2026” includes our estimates of future performance. Please refer to the Forward-Looking Statements slide for more information. 26

IV. Appendix

Liquidity YOY Liquidity Sources ($000) 3Q19 4Q19 1Q20 2Q20 3Q20 Change Cash (Int. Earning Deposits) $169,663 $179,410 $237,390 $1,022,753 $325,594 $155,931 FHLB Available Capacity $1,111,661 $1,159,970 $882,013 $1,078,520 $929,508 ($182,153) FRB Available Capacity $183,878 $136,842 $9,931 $152,410 $215,000 $31,122 Investments (MV) US Gov't & Agency $40,008 $40,008 MBS & CMO $308,810 $294,011 $349,994 $303,481 $333,845 $25,035 Municipals $15,157 $18,389 $18,260 $18,260 Corporates $297,197 $298,877 $348,855 $386,389 $363,872 $66,675 ABS $375,381 $375,381 Less: Pledged Sec. ($21,818) ($20,375) ($19,951) ($16,924) ($20,053) $1,765 Net Unpledged Sec. $584,189 $572,512 $694,055 $691,336 $1,111,313 $527,123 $2,049,391 $2,048,734 $1,823,389 $2,945,018 $2,581,415 $532,024 28

Paycheck Protection Program
~$100M in Anticipated Origination Fee Growth

Customers Bancorp, Inc.

Customers Bank leveraged its technology platform to partner with leading fintechs becoming a top PPP Loan originator in the country

- Customers Bank rose to the challenge of helping American small business preserve employment by quickly and effectively launching a nationwide SBA Paycheck Protection Program ("PPP") lending program in just days.
- Customers Bank partnered with leading fintechs as a force multiplier for PPP application intake and processing, handling more than 136,325 PPP loan applications (including those cancelled and/or duplicated by other lenders).
- Customers Bank provided 102,390 PPP loans totaling $5,076,026,495.
- Participation in PPP is expected to generate $100 million in loan origination fees over the life of the loan.
- Digital marketing campaigns drove thousands of applicants to the Customers Bank online application.
- Rapid digitization of back office processes created speed and efficiency in the processing and booking of PPP loans.
- Thousands of PPP borrowers have been contacted as part of outreach campaigns to create a deep and permeant banking relationship. Content marketing to thousands of borrowers continues.
- An active PPP Loan forgiveness program is underway.

Select Fintech Partners

Kabbage ondeck OakNorth Bank lendio fundera

PPP Lenders Ranked

by Number of Loans, Aggregate Value & Average Loan

Financial Institution	Ranked by # Loans	# Loans	Ranked by Loan Value	Total Loan Value (millions)	Ranked by Ave. Loan	Average Loan
Bank of America	1	334,761	2	$25,203,076,316	5	$75,287
JPMorgan Chase Bank	2	269,424	1	$29,066,127,405	8	$107,882
Wells Fargo Bank	3	185,598	5	$10,470,396,296	3	$56,414
Cross River Bank	4	134,472	13	$5,361,597,126	1	$39,871
Customers Bank	**5**	**102,390**	**14**	**$5,076,026,495**	**2**	**$49,575**
U.S. Bank	6	101,377	8	$7,444,906,047	4	$73,438
TD Bank	7	82,773	6	$8,468,624,019	7	$102,311
Truist Bank	8	78,669	3	$13,075,965,877	11	$166,215
PNC Bank	9	72,908	4	$13,038,347,212	13	$178,833
Citizens Bank	10	49,670	15	$5,007,022,864	6	$100,806
Zions Bank	11	46,707	9	$6,941,735,934	10	$148,623
KeyBank	12	41,487	7	$8,138,794,697	15	$196,177
Fifth Third Bank	13	38,197	12	$5,434,319,532	9	$142,271
Huntington Bank	14	37,122	11	$6,528,043,675	12	$175,854
M&T Bank	15	34,680	10	$6,791,223,167	14	$195,825

Data for comparisons, SBA as of August 8, 2020
Customers Bank includes originations with fintech partners

29

Loan Portfolio 9/30/20(1) (1). Excludes PPP loan balances, Non-GAAP Measure, refer to Appendix for reconciliation 30

CUBI and Paycheck Protection Program Newsworthy “Consider: Customers Bank, which set up an online portal to handle PPP applications in April. The initial loans coming in were rather large, averaging around $150,000 to $200,000, said Sam Sidhu, “As complaints mounted last month [April] that big banks the bank’s vice chairman and chief operating officer…. The Phoenixville, Penn.-based bank favored larger businesses over smaller ones in the $3.5 trillion handled 1,200 loans by itself during the first round of the PPP, a spokesman said. With the fintechs, Customers Bank has provided over 95,000 loans, more than 78 times what it did alone, while the federal lending program for small firms battered by the coronavirus pandemic, two little-known companies emerged as average size dropped to below $60,000, Sidhu said.” (Interview early June 2020; Published July 15, 2020) Main Street’s saviors. … a small business loan broker, https://www.barrons.com/articles/fintechs-are-making-inroads-in-small-business-loans-51594839654 accepted tens of thousands of applications from the smallest of businesses without imposing the strict criteria demanded by large banks, such as having an existing loan with the bank …. borrowers waited weeks for their money as the clock ticked down on their ability to survive…. …Customers Bank … stepped in to finance the loans on April 30.” (May 7, 2020) https://www.usatoday.com/story/money/2020/05/07/coronavirus- For large banks, the PPP loans are still a small small-lender-kept-thousands-businesses-waiting-loans/3091942001/ part of total lending, but smaller banks have approved loans that amount to a significant portion of existing loan books. Wyomissing, Pa.- based, Customers Bancorp Inc., a bank with just over $12 billion in total assets, partnered with Kabbage has made more than 130,000 New York City-based Ready Capital Corp., SBA-approved PPP loans worth more than among other fintechs to process PPP loans. The $3.8 billion through a platform it built just bank's $5 billion in PPP lending is nearly 50% of “Customers Bank, a midsize firm based in Wyomissing, Pennsylvania, saw before the program started on April 3. … In its total lending at the end of the 2020 first about half of its loans made through its direct channel go to clients new to less than 10 states, Kabbage is not a direct quarter. (May 28, 2020) lender and it’s making the loans through the bank. By the first week of May, more than 1,000 PPP recipients had Cross River Bank or Customers Bancorp. https://platform.mi.spglobal.com/web/client?auth moved their primary checking relationship to Customers, and the bank was (June 18, 2020) =inherit&overridecdc=1&#news/article?id=58681 expecting to double its number of overall business customers by the end of 922&KeyProductLinkType=6 PPP, says Vice Chairman and COO Sam Sidhu.” (June 10, 2020) https://www.americanbanker.com/news/kabbage-lets- uber-drivers-apply-for-ppp-loans-from-their-phones https://bankingjournal.aba.com/2020/06/we-were-economic-first-responders-ppp/ 31

Detailed Financial Ratios 32

BankMobile Income Statement

Customers Bancorp, Inc.

	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Interest income	$ 1	$ 2	$ 1	$ -	$ 2	$ 1,344	$ 2,590	$ 6,761	$ 12,383	$ 11,084	$ 11,194	$ 11,118	$ 10,753
Interest expense	$ 10	$ 6	$ 8	$ 125	$ 50	$ 179	$ 166	$ 210	$ 249	$ 350	$ 344	$ 381	$ 493
Fund transfer pricing net credit	$ 2,693	$ 3,202	$ 4,401	$ 3,520	$ 3,875	$ 3,822	$ 5,614	$ 2,175	$ 340	$ 758	$ 1,433	$ 1,645	$ 2,249
Net interest income	$ 2,684	$ 3,197	$ 4,394	$ 3,394	$ 3,827	$ 4,987	$ 8,038	$ 8,726	$ 12,474	$ 11,492	$ 12,282	$ 12,383	$ 12,509
Provision for loan losses	$ 478	$ 652	$ 243	$ 463	$ 422	$ 1,585	$ 1,791	$ 7,552	$ 1,951	$ 2,843	$ 4,488	$ 1,323	$ 4,256
Deposit fees	$ 2,338	$ 1,833	$ 1,805	$ 1,338	$ 1,691	$ 1,713	$ 1,910	$ 2,915	$ 3,185	$ 3,064	$ 2,909	$ 2,819	$ 2,789
Card revenue	$ 9,355	$ 9,542	$ 9,438	$ 6,199	$ 6,903	$ 7,362	$ 8,626	$ 6,541	$ 6,688	$ 6,305	$ 6,539	$ 6,285	$ 7,229
Other fees	$ 2,143	$ 165	$ 1,228	$ 1,125	$ 1,246	$ 1,450	$ 1,605	$ 1,610	$ 1,739	$ 1,480	$ 1,346	$ 1,421	$ 2,172
Total non-interest income	$ 13,836	$ 11,540	$ 12,471	$ 8,662	$ 9,840	$ 10,525	$ 12,140	$ 11,066	$ 11,612	$ 10,849	$ 10,794	$ 10,553	$ 12,190
Compensation & benefits	$ 6,154	$ 5,909	$ 5,671	$ 5,918	$ 5,695	$ 5,850	$ 6,064	$ 6,997	$ 7,210	$ 7,235	$ 7,787	$ 8,104	$ 7,924
Occupancy	$ 297	$ 321	$ 309	$ 321	$ 328	$ 308	$ 303	$ 317	$ 314	$ 399	$ 310	$ 296	$ 185
Technology	$ 11,740	$ 9,796	$ 7,129	$ 7,172	$ 8,171	$ 8,248	$ 8,897	$ 8,347	$ 4,471	$ 4,587	$ 7,922	$ 8,025	$ 7,726
Outside services	$ 3,871	$ 3,366	$ 2,899	$ 1,665	$ 2,205	$ 1,902	$ 2,284	$ 3,082	$ 4,320	$ 4,043	$ 4,126	$ 1,578	$ 2,832
Merger related expenses	$ -	$ 410	$ 106	$ 869	$ 2,945	$ 470	$ -	$ -	$ -	$ 100	$ 50	$ 25	$ 377
Other non-interest expenses	$ 4,988	$ 1,085	$ 1,835	$ 85	$ 1,645	$ 1,959	$ 1,053	$ 2,732	$ 4,930	$ 882	$ 2,404	$ 1,208	$ (2,409)
Total non-interest expense	$ 27,050	$ 20,888	$ 17,949	$ 16,029	$ 20,989	$ 18,267	$ 18,600	$ 21,475	$ 21,245	$ 17,246	$ 22,599	$ 19,236	$ 16,635
Income (loss) before income tax expense	$ (11,008)	$ (6,803)	$ (1,327)	$ (4,436)	$ (7,744)	$ (4,340)	$ (212)	$ (9,235)	$ 890	$ 2,252	$ (4,011)	$ 2,377	$ 3,808
Income tax expense (benefit)	$ (4,100)	$ (2,563)	$ (326)	$ (1,090)	$ (1,902)	$ (1,066)	$ (49)	$ (2,138)	$ 206	$ 559	$ (816)	$ 437	$ 827
Net income (loss) available to common shareholders	**$ (6,908)**	**$ (4,239)**	**$ (1,001)**	**$ (3,346)**	**$ (5,842)**	**$ (3,274)**	**$ (163)**	**$ (7,097)**	**$ 684**	**$ 1,693**	**$ (3,195)**	**$ 1,940**	**$ 2,981**
EPS	$ (0.21)	$ (0.13)	$ (0.03)	$ (0.10)	$ (0.18)	$ (0.10)	$ (0.01)	$ (0.22)	$ 0.02	$ 0.05	$ (0.10)	$ 0.06	$ 0.09
Core EPS (1)	**$ (0.16)**	**$ (0.12)**	**$ (0.03)**	**$ (0.08)**	**$ (0.11)**	**$ (0.09)**	**$ (0.01)**	**$ (0.22)**	**$ 0.05**	**$ 0.06**	**$ (0.07)**	**$ 0.06**	**$ 0.10**
End of period deposits ($ in millions)	$ 781	$ 400	$ 624	$ 419	$ 732	$ 376	$ 627	$ 456	$ 666	$ 401	$ 610	$ 663	$ 944
Average deposits ($ in millions)	$ 531	$ 558	$ 644	$ 468	$ 497	$ 532	$ 635	$ 489	$ 529	$ 543	$ 622	$ 690	$ 758
Average loans ($ in millions)	$ 2	$ 2	$ 2	$ 2	$ 2	$ 59	$ 115	$ 289	$ 498	$ 478	$ 495	$ 522	$ 514
Average excess deposits ($ in millions)	$ 529	$ 556	$ 642	$ 466	$ 495	$ 474	$ 520	$ 200	$ 30	$ 65	$ 127	$ 168	$ 244
Yield earned on avg. excess deposits	**2.02%**	**2.29%**	**2.78%**	**3.03%**	**3.11%**	**3.20%**	**4.33%**	**4.36%**	**4.53%**	**4.65%**	**4.52%**	**3.94%**	**3.66%**

(1) Non-GAAP Measure, refer to Appendix for reconciliation

33

Reconciliation of Non-GAAP Measures - Unaudited Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in Customers' industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP. The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document. 34

Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Customers Bancorp, Inc.

Core Earnings - Customers Bancorp ($ in thousands, not including per share amounts)	Q3 2020 USD	Q3 2020 Per Share	Q2 2020 USD	Q2 2020 Per Share	Q1 2020 USD	Q1 2020 Per Share	Q4 2019 USD	Q4 2019 Per Share	Q3 2019 USD	Q3 2019 Per Share
GAAP net income to common shareholders	$ 47,085	$ 1.48	$ 19,137	$ 0.61	$ (515)	$ (0.02)	$ 23,911	$ 0.75	$ 23,451	$ 0.74
Reconciling items (after tax):										
Severance expense	-	-	-	-	-	-	-	-	-	-
Loss upon acquisition of interest-only GNMA securities	-	-	-	-	-	-	-	-	-	-
Merger and acquisition related expenses	833	0.03	19	-	40	-	76	-	-	-
Legal reserves	258	0.01	-	-	830	0.03	-	-	1,520	0.05
(Gains) losses on investment securities	(9,662)	(0.30)	(4,543)	(0.14)	(1,788)	(0.06)	(310)	(0.01)	(1,947)	(0.06)
Derivative credit valuation adjustment	(304)	(0.01)	4,527	0.14	2,036	0.06	(429)	(0.01)	378	0.01
Risk participation agreement mark-to-market adjustment	-	-	(1,080)	(0.03)	-	-	-	-	-	-
Losses on sale of non-QM residential mortgage loans	-	-	-	-	-	-	595	0.02	-	-
Unrealized losses on loans held for sale	-	-	1,114	0.04	-	-	-	-	-	-
Core earnings	$ 38,210	$ 1.20	$ 19,174	$ 0.61	$ 603	$ 0.02	$ 23,843	$ 0.75	$ 23,402	$ 0.74

Core Earnings - Customers Bancorp ($ in thousands, not including per share amounts)	Nine Months Ended September 30, 2020 USD	2020 Per Share	2019 USD	2019 Per Share
GAAP net income to common shareholders	$ 65,706	$ 2.07	$ 40,957	$ 1.30
Reconciling items (after tax):				
Severance expense	-	-	373	0.01
Loss upon acquisition of interest-only GNMA securities	-	-	5,682	0.18
Merger and acquisition related expenses	892	0.03	-	-
Legal reserves	1,088	0.03	1,520	0.05
(Gains) losses on investment securities	(15,993)	(0.51)	(1,602)	(0.05)
Derivative credit valuation adjustment	6,259	0.20	1,240	0.04
Risk participation agreement mark-to-market adjustment	(1,080)	(0.03)	-	-
Losses on sale of non-QM residential mortgage loans	-	-	-	-
Unrealized losses on loans held for sale	1,114	0.04	-	-
Core earnings	$ 57,986	$ 1.83	$ 48,170	$ 1.53

35

Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Customers Bancorp, Inc.

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision - Customers Bancorp
($ in thousands)

	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
GAAP net income	$ 50,515	$ 22,718	$ 3,100	$ 27,526	$ 27,066	$ 76,332	$ 51,801
Reconciling items (after tax):							
Income tax expense	12,201	7,048	1,906	7,451	8,020	21,156	15,343
Provision for credit losses on loans and leases	12,955	20,946	31,786	9,689	4,426	65,688	14,539
Provision for credit losses on unfunded commitments	(527)	(356)	751	3	(235)	(132)	(406)
Severance expense	-	-	-	-	-	-	490
Loss upon acquisition of interest-only GNMA securities	-	-	-	-	-	-	7,476
Merger and acquisition related expenses	1,035	25	50	100	-	1,110	-
Legal reserves	320	-	1,042	-	2,000	1,362	2,000
(Gains) losses on investment securities	(11,945)	(5,553)	(2,596)	(310)	(2,334)	(20,095)	(1,989)
Derivative credit valuation adjustment	(378)	5,895	2,556	(565)	497	8,073	1,631
Risk participation agreement mark-to-market adjustment	-	(1,407)	-	-	-	(1,407)	-
Losses on sale of non-QM residential mortgage loans	-	-	-	782	-	-	-
Unrealized losses on loans held for sale	-	1,450	-	-	-	1,450	-
Adjusted net income - pre-tax pre-provision	$ 64,176	$ 50,766	$ 38,595	$ 44,676	$ 39,440	$ 153,537	$ 90,885
Average total assets	$ 17,865,574	$ 14,675,584	$ 11,573,406	$ 11,257,207	$ 11,259,144	$ 14,716,390	$ 10,468,998
Adjusted ROAA - pre-tax pre-provision	1.43%	1.39%	1.34%	1.57%	1.39%	1.39%	1.16%

36

Reconciliation of Non-GAAP Measures – Unaudited (Cont.) Coverage of credit loss reserves for loans and leases held for investment, excluding PPP ($ in thousands) Q3 2020 Q2 2020 Q1 2020 Q4 2019 Q3 2019 Loans and leases receivable $ 12,664,997 $ 12,032,874 $ 7,353,262 $ 7,318,988 $ 7,336,237 Loans receivable, PPP (4,964,105) (4,760,427) - - - Loans and leases held for investment, excluding PPP $ 7,700,892 $ 7,272,447 $ 7,353,262 $ 7,318,988 $ 7,336,237 Allowance for credit losses on loans and leases $ 155,561 $ 159,905 $ 149,283 $ 56,379 $ 51,053 Coverage of credit loss reserves for loans and leases held for investment, excluding PPP 2.02% 2.20% 2.03% 0.77% 0.70% Core Assets ($ in thousands) Q3 2020 GAAP - Total assets $ 18,778,727 Reconciling items: Loans receivable, PPP (4,964,105) Goodwill and other intangibles (14,437) Core assets $ 13,800,185 37

Reconciliation of Non-GAAP Measures – Unaudited (Cont.)

Customers Bancorp, Inc.

Commercial criticized loans and leases receivable to total loans and leases, excluding PPP
($ in thousands)

	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019
Special mention loans	$ 126,361	$ 105,110	$ 75,838	$ 111,157	$ 68,878	$ 114,524	$ 113,574
Substandard loans	172,217	119,651	130,370	139,744	107,086	71,644	81,959
Doubful loans	-	27,921	19,050	-	-	-	-
Criticized commercial loans and leases receviable	$ 298,578	$ 252,682	$ 225,258	$ 250,901	$ 175,964	$ 186,168	$ 195,533
Total loans and leases	$ 16,605,279	$ 15,290,202	$ 10,321,431	$ 10,051,074	$ 10,277,621	$ 9,721,343	$ 8,745,846
Loans receivable, PPP	(4,964,105)	(4,760,427)	-	-	-	-	-
Total loans and leases, excluding loans receivable PPP	$ 11,641,174	$ 10,529,775	$ 10,321,431	$ 10,051,074	$ 10,277,621	$ 9,721,343	$ 8,745,846
Commercial criticized loans and leases receivable to total loans and leases, excluding PPP	2.56%	2.40%	2.18%	2.50%	1.71%	1.92%	2.24%

Total loans and leases, excluding PPP
($ in thousands)

	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Total loans and leases	$ 16,605,279	$ 15,290,202	$ 10,321,431	$ 10,051,074	$ 10,277,621
PPP loans	(4,964,105)	(4,760,427)	-	-	-
Loans and leases, excluding PPP	$ 11,641,174	$ 10,529,775	$ 10,321,431	$ 10,051,074	$ 10,277,621

38

Reconciliation of Non-GAAP Measures – Unaudited (Cont.) Tangible Book Value per Common Share - Customers Bancorp ($ in thousands, except per share data) Q3 2020 Q2 2020 Q1 2020 Q4 2019 Q3 2019 GAAP -Total shareholders' equity $ 1,051,491 $ 1,007,847 $ 964,636 $ 1,052,795 $ 1,019,150 Reconciling items: Preferred stock (217,471) (217,471) (217,471) (217,471) (217,471) Goodwill and other intangibles (14,437) (14,575) (14,870) (15,195) (15,521) Tangible common equity $ 819,583 $ 775,801 $ 732,295 $ 820,129 $ 786,158 Common shares outstanding 31,555,124 31,510,287 31,470,026 31,336,791 31,245,776 Tangible book value per common share $ 25.97 $ 24.62 $ 23.27 $ 26.17 $ 25.16 39

Reconciliation of Non-GAAP Measures – Unaudited (Cont.) Tangible Equity ($ in thousands) Q3 2020 GAAP - Total shareholders' equity $ 1,051,491 Reconciling items: Goodwill and other intangibles (14,437) Tangible equity $ 1,037,054 Tangible Common Equity to Tangible Assets, Excluding PPP - Customers Bancorp ($ in thousands) Q3 2020 Q2 2020 Q1 2020 Q4 2019 Q3 2019 Q2 2019 Q1 2019 GAAP - Total shareholders' equity $ 1,051,491 $ 1,007,847 $ 964,636 $ 1,052,795 $ 1,019,150 $ 991,405 $ 978,373 Reconciling items: Preferred stock (217,471) (217,471) (217,471) (217,471) (217,471) (217,471) (217,471) Goodwill and other intangibles (14,437) (14,575) (14,870) (15,195) (15,521) (15,847) (16,173) Tangible common equity $ 819,583 $ 775,801 $ 732,295 $ 820,129 $ 786,158 $ 758,087 $ 744,729 Total assets $ 18,778,727 $ 17,903,118 $ 12,018,799 $ 11,520,717 $ 11,723,790 $ 11,182,427 $ 10,143,894 Reconciling items: Goodwill and other intangibles (14,437) (14,575) (14,870) (15,195) (15,521) (15,847) (16,173) PPP loans (4,964,105) (4,760,427) - - - - - Tangible assets $ 13,800,185 $ 13,128,116 $ 12,003,929 $ 11,505,522 $ 11,708,269 $ 11,166,580 $ 10,127,721 Tangible common equity to tangible assets 5.94% 5.91% 6.10% 7.13% 6.71% 6.79% 7.35% 40

Contacts Leadership: Analysts: Carla Leibold B. Riley Financial CFO of Customers Bancorp, Inc and Customers Steve Moss Bank Tel: 484-923-8802 D.A. Davidson Company cleibold@customersbank.com Russell Gunther Jay Sidhu Hovde Group Chairman & CEO of Customers Bancorp, Inc. and Will Curtiss Executive Chairman of Customers Bank Tel: 610-935-8693 jsidhu@customersbank.com Keefe, Bruyette & Woods Michael Perito Richard Ehst President & COO of Customers Bancorp, Inc. and Maxim Group CEO of Customers Bank Michael Diana Tel: 610-917-3263 rehst@customersbank.com Piper Sandler Companies Frank Schiraldi Sam Sidhu COO of Customers Bank & Head of Corporate Development of Customers Bancorp Tel: 212-843-2485 ssidhu@customersbank.com 41